Exhibit 23.3

CONSENT OF BEHRE DOLBEAR & COMPANY (USA)

We consent to the incorporation by reference in the Registration Statement on Pre-Effective Amendment No. 1 to Form S-3, as may be amended from time to time, and related Prospectus of Uranium Resources, Inc. of our report, with respect to Company’s uranium mineralized material in New Mexico contained in the Annual Report on Form 10-K/A for the year ended December 31, 2007, and to the reference to our firm under the caption “Experts” in such Registration Statement and Prospectus.

BEHRE DOLBEAR & COMPANY (USA)

Denver, Colorado
June 27, 2008